                                                             Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 2 to the registration statement of First Pacific Networks, Inc. on Form S-3 (File
No. 333-11887) of our report dated May 17, 1996 (except Note 15, as to which the date is June 20, 1996), on our audits of the consolidated financial statements and financial statement schedule of First Pacific Networks, Inc. as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996, appearing in the 1996 Annual Report on Form 10K. We also consent to the reference to our firm under the caption "Experts".


                                           COOPERS & LYBRAND L.L.P.

San Jose, California
OCtober 18, 1996